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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 7, 2003
(Date of earliest event reported)

McDATA Corporation
(Exact name of registrant as specified in its charter)

A Delaware Corporation (State or other Jurisdiction of Incorporation)	Commission File Number 000-31257	IRS Employer Identification No. 84-1421844

380 Interlocken Crescent, Broomfield, Colorado 80021
(Address of principal executive offices, including Zip Code)

Telephone Number (303) 460-9200
(Registrant's telephone number, including area code)

Item 5. Other Events

        On February 7, 2003, McDATA Corporation, a Delaware corporation (the "Registrant") issued a press release (attached hereto as Exhibit 99.1) announcing that the Registrant on February 7, 2003, sold $172,500,000 aggregate principal amount of its 2 1/4% Convertible Subordinated Notes due 2010 (the "Notes") to certain purchasers in connection with a private offering under Rule 144A of the Securities Act of 1933, as amended. The rights of the holders of the Notes are set forth in an Indenture dated as of February 7, 2003, between the Registrant and Wells Fargo Bank Minnesota, National Association, as the trustee (form of which is attached hereto as Exhibit 99.2). The Registrant has agreed to file a shelf registration statement with the Securities Exchange Commission with respect to the Notes and the Class A common stock issuable upon conversion of the Notes pursuant to a Registration Rights Agreement dated as of February 7, 2003 by and among the Registrant and certain parties thereto (form of which is attached hereto as Exhibit 99.3).

Item 7. Financial Statements and Exhibits

  (a)
  Exhibits

  99.1
  Text of Press Release, dated as of February 7, 2003.

  99.2
  Form of Indenture dated as February 7, 2003 between the Registrant and Wells Fargo Bank Minnesota, National Association.

  99.3
  Form of Registration Rights Agreement dated as of February 7, 2003 by and among the Registrant and certain parties thereto.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McDATA Corporation
	By:	/s/ Karen Niparko
	Name:	Karen Niparko
	Title:	Vice President of Human Resources
Dated: February 14, 2003

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Text of Press Release, dated as of February 7, 2003.
99.2	Form of Indenture dated as February 7, 2003 between the Registrant and Wells Fargo Bank Minnesota, National Association.
99.3	Form of Registration Rights Agreement dated as of February 7, 2003 by and among the Registrant and certain parties thereto.

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Item 5. Other Events
Item 7. Financial Statements and Exhibits
SIGNATURE
INDEX TO EXHIBITS